UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Scribe Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43409	82-2157847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Marina Village Parkway

Alameda, California 94501

(Address of principal executive offices) (Zip Code)

(510) 626-8587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	SCTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2026, Scribe Therapeutics Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware and its Amended and Restated Bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share. As described in the final prospectus, dated July 23, 2026 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-297246, as amended), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s Offering. A description of certain provisions of the Charter and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus. The foregoing description of the Charter and the Bylaws is qualified in its entirety by reference to (1) the Charter filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Scribe Therapeutics Inc.

3.2	Amended and Restated Bylaws of Scribe Therapeutics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIBE THERAPEUTICS INC.

Date: July 27, 2026	By:	/s/ David L. Parrot
	Name:	David L. Parrot
	Title:	Chief Financial Officer